Exhibit 3.5

FIRST AMENDMENT TO THE

LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT OF

LADDER CAPITAL FINANCE HOLDINGS LLLP

The undersigned, which collectively represent the Participating Preferred Majority Holders, the TowerBrook Majority Holders and the GI Majority Holders, desire to amend, as of February 10, 2012, the Limited Liability Limited Partnership Agreement, dated as of August 9, 2011 (the “Partnership Agreement”) of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Partnership”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Partnership Agreement.

1. Amendments.

(a) The Partnership Agreement is hereby amended by adding the following as an additional defined term for purposes of Section 1.1 of the Partnership Agreement:

““Extinguishable Class A-2 Common Units” means any Original Class A-2 Common Units that may be issued by the Partnership pursuant to an Equity Grant Agreement entered into during or after calendar year 2012 by the Partnership which specifically provides in such Equity Grant Agreement that such Original Class A-2 Common Units will be “Extinguishable Class A-2 Common Units” for purposes of this Agreement.”

(b) The Partnership Agreement is hereby amended by adding the following as a sentence at the end of the defined term for “Forfeited Class A-2 Common Unit” in Section 1.1 of the Partnership Agreement:

“Notwithstanding the foregoing or anything else set forth in this Agreement, if any Extinguishable Class A-2 Common Units are forfeited to the Partnership pursuant to the terms of the applicable Equity Grant Agreement, such Extinguishable Class A-2 Common Units that are so forfeited (i) shall cease to be issued and outstanding (and will not be deemed to be issued and outstanding) for purposes of this Agreement, (ii) will not be “Forfeited Class A-2 Common Units” or “Warehoused Class A-2 Common Units” for purposes of this Agreement, (iii) will not be deemed to be owned by any holder of Class A Common Units pursuant to Section 5.9 and (iv) will not thereafter be re-issued by the Partnership other than in compliance with the requirements of Section 5.8.”

(c) The Partnership Agreement is hereby amended by deleting the second sentence of Section 5.12(a) of the Partnership Agreement.

2. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

3. Counterparts; Facsimile and Email. This Amendment may be executed in any number of counterparts (and may be transmitted via facsimile or email), each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

4. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

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2

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP to be duly executed as of the date set forth in the introductory paragraph hereof.

GENERAL PARTNER:

LCFH GP, LLC

By:	/s/ Jonathan Bilzin
	Name:	Jonathan Bilzin
	Title:	Authorized Person

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Authorized Person

LIMITED PARTNERS:

TI II LADDER HOLDINGS, LLC

By:	/s/ Glenn Miller
	Name:	Glenn F. Miller
	Title:	Vice President

TCP LADDER BLOCKER, INC.

By:	/s/ Glenn Miller
	Name:	Glenn F. Miller
	Title:	Vice President

/s/ Brian Harris
Brian Harris

[Continuation of Signature Page to this First Amendment to the

Limited Liability Limited Partnership Agreement

of Ladder Capital Finance Holdings LLLP]

GP09 LADDER LIMITED PARTNERSHIP

By:	/s/ Jason Peters
	Name:	Jason Peters
	Title:	Director of GP

MERIDIAN LCF LLC

By:	/s/ Alexander DiLorenzo
	Name:	Alexander DiLorenzo
	Title:	Sole Member

/s/ Alan Fishman
Alan Fishman

[Continuation of Signature Page to this First Amendment to the

Limited Liability Limited Partnership Agreement

of Ladder Capital Finance Holdings LLLP]

GI LADDER HOLDCO LLC

By:	GI Partners Fund III L.P., its sole member

By:	GI GP III L.P., its General Partner

By:	GI GP III LLC, its General Partner

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Authorized Person

GI LADDER HOLDCO ECI BLOCKER, INC.

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Authorized Person

GI LADDER HOLDCO UBTI BLOCKER, INC.

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Authorized Person